UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2006

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See the response to Item 2.01 in this Form 8-K Report which is hereby incorporated by reference thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 27, 2006, Courier Corporation (“Courier” or “the Company”) completed its acquisition of Federal Marketing Corporation, d/b/a Creative Homeowner (“Creative Homeowner”), a New Jersey based publisher and distributor of books, house plans and related products for the home and garden retail market. The Company acquired 100% of the stock of Creative Homeowner pursuant to a Stock Purchase Agreement, dated April 27, 2006, by and among Courier, Creative Homeowner and the stockholders of Creative Homeowner - Allan Blair, Henry Toolan, and Brian Toolan. The acquisition was completed in a $37 million cash transaction using the Company’s available cash and its existing revolving credit facility with Sovereign Bank, Citizens Bank of Massachusetts and KeyBank National Association. The Stock Purchase Agreement is furnished as Exhibit 10.1 hereto.

The Company also entered into a Lease Agreement for the Creative Homeowner facility in Upper Saddle River, New Jersey with Thomas Minor Associates, LLC, two of whose members are former stockholders of Creative Homeowner. The Lease Agreement requires annual payments of approximately $275,000, has an initial term of five years from the date of acquisition and contains an option for the Company to extend the term of the Lease Agreement for up to three consecutive five-year periods.. The Lease Agreement is furnished as Exhibit 10.2 hereto.

The Company issued a press release announcing the acquisition of Creative Homeowner on April 28, 2006, which was filed on Form 8-K under Item 7.01 on April 28, 2006.

Item 9.01. Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

Not applicable.

(b)         Pro forma financial information.

Not applicable.

(c)          Shell company transactions.

Not applicable.

(d)         Exhibits.

10.1                           Stock Purchase Agreement, dated April 27, 2006, by and among Courier Corporation, Federal Marketing Corporation, d/b/a Creative Homeowner (“Creative Homeowner”), and the stockholders of Creative Homeowner.

10.2                           Lease Agreement, dated April 27, 2006, between Courier Corporation and Thomas Minor Associates, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

		By:	/s/ Robert P. Story, Jr.
Robert P. Story, Jr.
Senior Vice President and
Chief Financial Officer

Date:	May 3, 2006

Exhibit Index

10.1                           Stock Purchase Agreement, dated April 27, 2006, by and among Courier Corporation, Federal Marketing Corporation, d/b/a Creative Homeowner (“Creative Homeowner”) and the stockholders of Creative Homeowner.

10.2                           Lease Agreement, dated April 27, 2006, between Courier Corporation and Thomas Minor Associates, LLC.